Exhibit 10.1

SECOND AMENDMENT (“AMENDMENT”) TO THE EMPLOYMENT AGREEMENT

BETWEEN

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

AND

PAUL M. BLACK

WHEREAS, Allscripts Healthcare Solutions, Inc. (the “Company”) and Paul M. Black (“Executive”) previously entered into an Employment Agreement dated December 19, 2012, and an Amendment No. 1 to Employment Agreement dated October 1, 2015 (collectively, the “Agreement”); and

WHEREAS, the Company and Executive previously entered into the Agreement and now mutually wish to amend certain terms contained therein.

NOW THEREFORE, BE IT RESOLVED, that effective as of May 6, 2022 (the “Amendment Effective Date”), the Agreement is amended as follows:

1.
The first sentence of Section 1 of the Agreement is amended to read as follows:

“Company hereby agrees to employ Executive, and Executive hereby accepts employment, (i) as President and Chief Executive Officer of the Company from December 19, 2012 through May 5, 2022 and (ii) as Executive Consultant to the Company commencing on May 6, 2022, in each case pursuant to the terms of this Agreement.”

2.
Section 2 of the Agreement is amended to read as follows:

“The term of Executive’s employment by Company under this Agreement (the “Employment Period”) shall commence on the 19th day of December 2012 (the “Effective Date”) and shall continue in effect through June 30, 2022 (the date of termination being the “Termination Date”), unless earlier terminated for Cause as provided herein. This Agreement shall not renew thereafter. Such non-renewal shall be treated as a termination of Executive’s employment without Cause by Company and shall determine the payments and benefits available to Executive (e.g., Executive shall be entitled to the severance benefits set forth in Section 4.5.1 commencing on the Termination Date).”

For the avoidance of doubt, the definition of “Termination Date” above shall supersede the definition of “Termination Date” in Section 4 of the Agreement.

3.
During the Employment Period, Executive will continue to receive health insurance and other employee benefits, as applicable.
4.
Executive expressly consents to the terms of the Amendment, and acknowledges and agrees that such changes will not entitle Executive to terminate his employment for “Constructive Discharge” as set forth in Section 4.4 of the Agreement.

5.
Except as provided herein, the Agreement remains in effect as drafted.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

EXECUTIVE

/s/ Paul Black

By: Paul M. Black

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

/s/ Tejal Vakharia

By: Tejal Vakharia

Title: SVP, General Counsel, Marketing &
Government Affairs